                                                                    EXHIBIT 99.1



                    [COMMUNITY SHORES BANK CORPORATION LOGO]

            COMMUNITY SHORES REPORTS FIRST QUARTER 2004 EPS OF $0.12

                  PRETAX INCOME UP 37.8% FOR THE FIRST QUARTER

MUSKEGON, Mich., April 19 -- Community Shores Bank Corporation (OTC Bulletin
Board: CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported first quarter 2004 net income of $169,049, compared to $509,461 earned in the first quarter of 2003. Earnings for the 2003 quarter included a net tax benefit of $327,184 for the effect of prior losses accumulated during the first seven quarters of operation. Pretax income was $251,220 for the first quarter of 2004, a 37.8% increase over the $182,277 reported for the prior-year first quarter. Diluted earnings per share were $0.12, compared to $0.38 for the year-ago quarter. Per share results were impacted by a series of private placements over the past twelve months that increased average diluted shares outstanding by 8.4% to 1,462,778.

Jose A. Infante, Chairman, President and CEO, stated, "Strong asset growth dominated our performance this quarter. On an annualized basis, loan growth was ahead 18% since year-end 2003. I am pleased to see a strengthening in our local business environment. We have been cautious about expansion in previous quarters given the weakness in our local economy. We have the commercial lenders and credit infrastructure in place to take advantage of quality opportunities that support our growth and profitability objectives. Our pretax income improvement of 37.8% year-over-year is a reflection of our progress, despite a more normalized level of mortgage banking activity as well as a narrowed margin from a seasonal inflow of interest-bearing deposits.

"We have witnessed a positive impact on credit quality as well. Compared to last year's first quarter, we experienced a major improvement in net charge-offs and non-performing loans. Much of the recognition belongs to our restructured credit administration initiatives, as well as the improvement in the economy. We remain optimistic about the future quarters of 2004."

Total revenue, consisting of net interest income and non-interest income excluding gains/losses on the sale of securities, was $1.7 million for the first quarter of 2004, an increase of 3.0% over the first quarter of 2003. Net interest income increased 3.6% to $1.5 million, reflecting a 4.1% growth in average earning assets partially offset by a two basis point decline in the net interest margin from the year-ago quarter, to 3.31%. Mr.

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Infante continued, "Our net interest margin experienced compression as a result of large seasonal deposits received from several major municipal customers. Due to the short-term nature of these deposits, we are holding these funds in cash, which has been a drag on our profits particularly in the last month of the quarter."

Non-interest income for the 2004 first quarter was $218,719, compared to $299,358 for the year-ago quarter. Excluding securities gains and losses, non-interest income was unchanged from the prior year. Growth in service charges on deposit accounts, up 23.8%, was offset by a lower level of mortgage banking revenue.

Non-interest expense totaled $1.4 million for the first quarter of 2004, a modest increase of 2.5% over that reported for the first quarter of 2003. Mr. Infante noted that expense discipline coupled with earlier investment in infrastructure enabled the Company to maintain expense levels. Professional services, up $53,990 or 80.6%, accounted for the largest dollar increase, reflecting the implementation of corporate governance regulations as well as a more proactive shareholder relations program. The efficiency ratio was 81.3% for the first quarter of 2004, relatively unchanged from the 81.7% reported in the year-ago quarter.

At March 31, 2004, assets were $201.2 million, reflecting growth of $12.5 million since the same period end in 2003. The increase was driven by loan growth of 6.6%, or $9.3 million. Mr. Infante commented, "We made a decision at the start of the year to liquidate several low-yielding securities to fund a portion of our loan growth." Additionally, the Company experienced 14.3% growth in deposits, with non-interest bearing deposits up 15.6%.

Mr. Infante noted that Community Shores' asset quality is strong and improving. Past-due and non-accrual loans were 0.47% of loans at March 31, 2004, down from 0.64% of total loans for the linked quarter and 0.63% of loans twelve months ago. Annualized net charge-offs for the first quarter of 2004 were $67,000, or 0.17% of average loans, down from $206,000, or 0.57% for the year-ago quarter. The allowance for loan and lease losses was 1.22% of total loans at March 31, 2004.

Shareholders' equity totaled $12.9 million at March 31, 2004, up $646,194 from twelve months ago. Community Shores remains a "well-capitalized" institution; Tier I capital was 6.71% for the quarter-end compared to 6.68% twelve months ago. Shares outstanding at period-end were 1,430,000.

About the Company

With $201 million in assets, Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January, 1999, and has achieved fourteen consecutive quarters of profitability.



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Forward Looking Statement

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Jose A. Infante, Chairman, President and CEO, +1-231-780-1800, or jinfante@communityshores.com, or Tracey Welsh, Senior Vice President and CFO, +1-231-780-1847, or twelsh@communityshores.com, both of Community Shores Bank Corporation;

Media, Linda Margolin of Margolin & Associates, Inc.,
+1-216-765-0953, or Lmm@margolinIR.com/






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                          COMMUNITY SHORES CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS


                                                                                      QUARTERLY
                                                       ------------------------------------------------------------------------
                                                           2004           2003           2003          2003           2003
(dollars in thousands except per share data)             1ST QTR        4TH QTR        3RD QTR       2ND QTR        1ST QTR
                                                       -------------  -------------  ------------- -------------  -------------

EARNINGS
     Net interest income                                      1,506          1,473          1,505          1,465          1,454
     Provision for loan and lease losses                         57             38             94            173            189
     Noninterest income                                         219            260            246            283            299
     Noninterest expense                                      1,416          1,344          1,380          1,363          1,382
     Pre tax income                                             251            351            277            211            182
     Net Income                                                 169            233            183            139            509
     Basic earnings per share                            $     0.12     $     0.16     $     0.13     $     0.10     $     0.38
     Diluted earnings per share                          $     0.12     $     0.16     $     0.13     $     0.10     $     0.38
     Average shares outstanding                           1,430,000      1,430,000      1,430,000      1,430,000      1,350,000
     Average diluted shares outstanding                   1,462,778      1,435,362      1,431,804      1,430,000      1,350,000

PERFORMANCE RATIOS
     Return on average assets                                  0.35%          0.51%          0.40%          0.30%          1.13%
     Return on average common equity                           5.26%          7.43%          5.91%          4.51%         17.69%
     Net interest margin                                       3.31%          3.38%          3.40%          3.27%          3.33%
     Efficiency ratio                                         81.31%         77.58%         78.81%         78.01%         81.74%
     Full-time equivalent employees                              50             50             50             47             52

CAPITAL
     Average equity to average assets                          6.75%          6.92%          6.71%          6.64%          6.38%
     Tier 1 capital to average assets                          6.71%          6.96%          6.71%          6.58%          6.68%
     Book value per share                                $     9.02     $     8.84     $     8.68     $     8.68     $     8.57

ASSET QUALITY
     Gross loan charge-offs                                      86             72            178            174            257
     Net loan charge-offs                                        67             42            167             51            206
     Net loan charge-offs to avg loans (annualized)            0.17%          0.11%          0.45%          0.14%          0.57%
     Allowance for loan and lease losses                      1,917          1,928          1,932          2,004          1,882
     Allowance for losses to total loans                       1.22%          1.29%          1.32%          1.33%          1.28%
     Past due and nonaccrual loans (90 days)                    739            960          1,126            989            923
     Past due and nonaccrual loans to total loans              0.47%          0.64%          0.77%          0.66%          0.63%
     Other real estate and repossessed assets                   429            473            304            119             65

END OF PERIOD BALANCES
     Loans                                                  156,696        149,950        146,169        150,681        147,389
     Total earning assets                                   180,916        176,488        173,794        177,366        178,366
     Total assets                                           201,239        184,104        183,185        185,621        188,737
     Deposits                                               169,588        150,167        141,797        147,858        148,396
     Shareholders' equity                                    12,902         12,636         12,408         12,406         12,256

AVERAGE BALANCES
     Loans                                                  155,275        147,825        149,460        150,357        145,030
     Total earning assets                                   181,801        174,172        176,895        178,888        174,635
     Total assets                                           190,552        181,304        184,700        185,464        180,582
     Deposits                                               158,264        142,310        144,512        147,086        137,309
     Shareholders' equity                                    12,857         12,540         12,392         12,316         11,521



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                       COMMUNITY SHORES BANK CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)



                                                                   THREE MONTHS           THREE MONTHS
                                                                      ENDED                  ENDED
                                                                     3/31/04                3/31/03
                                                                -------------------    -------------------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                                  $ 2,283,823            $ 2,295,499
Securities (including FHLB dividends)                                      173,717                247,753
Federal funds sold and other interest income                                13,787                 11,869
                                                                -------------------    -------------------
     Total interest income                                               2,471,327              2,555,121
INTEREST EXPENSE
Deposits                                                                   816,993                887,867
Repurchase agreements and federal funds purchased
     and other debt                                                         28,170                 77,920
Federal Home Loan Bank advances and notes payable                          120,535                135,670
                                                                -------------------    -------------------
     Total interest expense                                                965,698              1,101,457

NET INTEREST INCOME                                                      1,505,629              1,453,664
Provision for loan losses                                                   56,877                188,990
                                                                -------------------    -------------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                      1,448,752              1,264,674
Noninterest income
Service charges on deposit accounts                                        159,929                129,173
Mortgage loan referral fees                                                 20,130                  5,185
Gain on sale of loans                                                        5,285                 49,314
Gain (loss) on disposition of securities                                   (17,523)                62,681
Other                                                                       50,898                 53,005
                                                                -------------------    -------------------
     Total noninterest income                                              218,719                299,358

Noninterest expense
Salaries and employee benefits                                             781,540                768,791
Occupancy                                                                   80,091                 75,820
Furniture and equipment                                                     91,908                115,277
Advertising                                                                 26,493                 22,355
Data Processing                                                             76,379                 72,094
Professional services                                                      120,944                 66,954
Other                                                                      238,896                260,464
                                                                -------------------    -------------------
     Total noninterest expense                                           1,416,251              1,381,755

INCOME BEFORE INCOME TAXES                                                 251,220                182,277
Federal income tax expense (benefit)                                        82,171               (327,184)
                                                                -------------------    -------------------
NET INCOME                                                             $   169,049            $   509,461
                                                                ===================    ===================
Weighted average shares outstanding                                      1,430,000              1,350,000
                                                                ===================    ===================
Diluted average shares outstanding                                       1,462,778              1,350,000
                                                                ===================    ===================
Basic income per share                                                 $      0.12            $      0.38
                                                                ===================    ===================
Diluted income per share                                               $      0.12            $      0.38
                                                                ===================    ===================

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                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION





                                                                         MARCH 31,         DECEMBER 31,          MARCH 31,
                                                                           2004                2003                2003
                                                                        (UNAUDITED)          (AUDITED)          (UNAUDITED)
                                                                     ------------------  ------------------  ------------------
ASSETS
Cash and due from financial institutions                                 $  17,644,697        $  4,751,416        $  7,614,626
Interest-bearing deposits in other financial institutions                      736,440             138,609             362,300
Federal funds sold                                                           4,500,000           1,700,000           4,100,000
                                                                     ------------------  ------------------  ------------------
     Total cash and cash equivalents                                        22,881,137           6,590,025          12,076,926

Securities
   Available for sale                                                       18,103,652          24,025,008          26,126,728
   Held to maturity                                                            228,797             249,047             252,370
                                                                     ------------------  ------------------  ------------------
     Total securities                                                       18,332,449          24,274,055          26,379,098

Loans held for sale                                                            226,000                   -             366,000

Loans                                                                      156,696,392         149,950,085         147,022,766
Less: Allowance for loan losses                                              1,917,273           1,927,756           1,881,891
                                                                     ------------------  ------------------  ------------------
     Net loans                                                             154,779,119         148,022,329         145,140,875

Federal Home Loan Bank stock                                                   425,000             425,000             425,000
Premises and equipment, net                                                  2,592,743           2,653,906           2,833,984
Accrued interest receivable                                                    615,095             620,138             691,220
Other assets                                                                 1,387,462           1,518,689             860,223
                                                                     ------------------  ------------------  ------------------
     Total assets                                                        $ 201,239,005        $184,104,142        $188,773,326
                                                                     ==================  ==================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non interest-bearing                                                $  12,867,142        $ 13,122,112        $ 11,126,718
     Interest-bearing                                                      156,720,465         137,045,341         137,269,128
                                                                     ------------------  ------------------  ------------------
          Total deposits                                                   169,587,607         150,167,453         148,395,846

Federal funds purchased and repurchase agreements                            9,209,120          11,915,282          19,001,664
Federal Home Loan Bank advances                                              6,000,000           6,000,000           6,000,000
Notes payable                                                                2,750,000           2,550,000           2,550,000
Accrued expenses and other liabilities                                         790,286             835,706             570,018
                                                                     ------------------  ------------------  ------------------
     Total liabilities                                                     188,337,013         171,468,441         176,517,528

Shareholders' Equity
     Preferred Stock, no par value: 1,000,000 shares
       authorized and none issued                                                    0                   0                   0
     Common Stock, no par value: 9,000,000 shares authorized,
     1,430,000 issued                                                       12,922,314          12,922,314          12,923,585
     Retained deficit                                                         (134,815)           (303,865)           (858,450)
     Accumulated other comprehensive income                                    114,493              17,252             190,663
                                                                     ------------------  ------------------  ------------------
     Total shareholders' equity                                             12,901,992          12,635,701          12,255,798
                                                                     ------------------  ------------------  ------------------
     Total liabilities and shareholders' equity                          $ 201,239,005        $184,104,142        $188,773,326
                                                                     ==================  ==================  ==================
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